Exhibit 99.1
At EMAK Worldwide, Inc.:
Media and investor inquiries:
Lisa Mueller
Director, Investor Relations
(323) 932-4034
For Immediate Release
EMAK Worldwide Hires Peter Boutros to Lead Logistix Worldwide;
Appoints Jon Kramer to New Corporate Post
     LOS ANGELES, April 6, 2006 — EMAK Worldwide, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced that Peter Boutros has joined as Chief Executive, Logistix Worldwide, replacing Jon Kramer who has been appointed President, Integrated Marketing Services, EMAK Worldwide. Both executive officers report to Jim Holbrook, EMAK’s Chief Executive Officer.
     Boutros, 42, brings to EMAK more than 20 years of experience in general management, licensing, sponsorship and marketing at several world-class companies. He assumes responsibility for the recently-formed Logistix Worldwide organization, comprised of the Logistix, Megaprint, Pop Rocket and SCI Promotion agencies. Logistix Worldwide represents multi-national clients through multiple offices in the U.S., Europe and Asia, and offers one integrated worldwide operational structure to ensure program cost efficiency and high quality.
     Boutros recently served as Chief Operating Officer for The Creata Company, a global marketing and manufacturing company, where he was responsible for the organization’s businesses in North America, Latin America, Europe, Japan and Austral/Asia. During his tenure, he built strong businesses with a number of global, blue chip companies. Prior to joining Creata, Boutros spent ten years at The Walt Disney Company in various global positions, including Senior Vice President, Worldwide Licensing, Managing Director, Brazil and Vice President, International Marketing and Global Brand Development. He began his career with Disney as Regional Licensing Director, Asia Pacific based in Hong Kong. Before locating to the U.S., Boutros held marketing management positions with Nestlé Australia and Birds Eye Foods.
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EMAK Worldwide Hires Peter Boutros to Lead Logistix Worldwide;
Appoints Jon Kramer to New Corporate Post

     Kramer joined EMAK in 2005. For the last several months, he led Logistix Worldwide as Group President and was integral in the combination of the agencies as a single, cohesive global offering. In his new role, Kramer will be responsible for working with the leadership of EMAK’s agencies to strengthen network cross-selling and promotional marketing capabilities, with a particular emphasis on driving incremental business from both existing and new clients.
     “These changes deepen and strengthen our management team, which will help to drive growth in our business,” said Holbrook. “Jon has done an outstanding job in setting the strategic direction for Logistix Worldwide, and I want to thank him for his effort. His new role is an integral part of my vision of leading business development efforts from the executive level and the importance of such a role in building both our client and revenue bases.
     “Peter is a global business leader with a proven track record of achieving strategic objectives and adding value to businesses that he manages,” added Holbrook. “He has a well-deserved reputation of building high-energy teams that produce results and have a strong esprit de corps. I am excited that Peter has joined EMAK and am confident that he will have a profound impact on our company.”
About EMAK Worldwide
     EMAK Worldwide, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Ontario (CA), Frankfurt, London, Paris, The Netherlands, Hong Kong and Shanghai. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company’s clients include Burger King Corporation, Frito-Lay, Kellogg’s, Kohl’s, Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. More information about EMAK Worldwide is available on the Company’s web site at www.emak.com.
     Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2006 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or
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EMAK Worldwide Hires Peter Boutros to Lead Logistix Worldwide;
Appoints Jon Kramer to New Corporate Post

circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.
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